Pursuant to 17 CFR 229.601(b)(10)(iv), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.11.8

7th Amendment
to the Manufacturing Agreement
entered into as of September 30th , 2010

This Amendment 7 (“Amendment 7”) is made effective as of August 1, 2017 (“Amendment 7 Effective Date”) by and between Aegerion Pharmaceuticals, Inc., located at One Main Street, Cambridge, MA 02142, USA (“Aegerion”), and Sandoz GmbH, a company incorporated in Austria, with its office at Biochemiestrasse 10, A-6250 Kundl, Austria (“Sandoz”).

WITNESSETH:

WHEREAS, Aegerion and Sandoz are parties to a certain Contract Manufacturing Agreement in relation to Metreleptin SLD, dated as of September 30th 2010, as amended (the “Agreement”);

WHEREAS, due to increased demand of Product needed by Aegerion for clinical trials and later commercialization Aegerion wish Sandoz to scale up the Process in Sandoz’ RPP4 Facility and Sandoz is willing to perform such activities and Manufacture certain Batches as described herein;

NOW, THEREFORE, in consideration of premises, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Aegerion and Sandoz agree as follows:

1.	Definitions.

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agreement.

2.	Amendments.

2.1.	A new DEFINITION is added to Sec. 1(1) of the Agreement:

“RPP4+ Process” means the Process (as defined in Sec. 1 (1) of the Agreement) as adapted for the purpose of increasing the throughput in the RPP4 Facility.

2.2.	Sandoz shall Manufacture Product based on the RPP4+ Process in RPP4 in quantities as defined in Schedule 1.

2.3.	Sandoz shall use commercially reasonable efforts to implement in a timely manner the modifications to the RPP4 Facility as set forth in Schedule 2 required for the scale-up of the Process to become the RPP4+ Process (collectively the “4+ Facility Modifications”), including procuring, engineering, installing, testing and validating the applicable equipment and systems, in accordance with the budget set forth in Schedule 1. If the implementation and validation of the RPP4+ Process fails for reasons not attributable to Sandoz, remaining capacity, if any, shall be used for Manufacture of commercial quantities according to the currently established Process. Events of single out-of-specification results during the RPP4+ Process shall be

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handled according to the current CMA and QAA, as amended. Costs payable to Sandoz under this amendment 7 shall not be reimbursed to Aegerion.

All assets for the 4+ Facility Modifications will be purchased by Sandoz on its own behalf. Sandoz shall become the sole owner of all assets. Sandoz shall be responsible for maintaining such assets and for all of the costs and expenses related thereto in order to keep them in acceptable working condition.

Aegerion shall reimburse Sandoz for all reasonable costs and expenses, including without limitation capital expenditures, incurred by Sandoz for obtaining and installing the assets, the Facility idle time required for installation and for the 4+ Facility Modifications (all of the foregoing, collectively, the “4+ Facility Modification Costs”) as follows: Sandoz shall be entitled to invoice, and Aegerion shall pay to Sandoz, such 4+ Facility Modification Costs estimated as set forth in Schedule 1, up to a maximum aggregate amount of [***].

2.4.	Aegerion has paid [***] in [***] and [***] in [***] as a pre-payment for the campaign [***] and the 4+ Facility Modification Costs (purchase order [***] dated [***]). The remaining amount of the 4+ Facility Modification Costs shall be invoiced upon the start of the [***] campaign. For all future orders above [***], Aegerion shall pay in advance [***] of the difference between [***] and the actual value of the sum of all purchase order(s) of the same year. Sandoz shall issue an invoice for the Prepayment upon confirmation of the order by Sandoz and Aegerion shall pay not later than [***] after receipt of the invoice.

2.5.	Upon delivery of the relevant Batch and the related certificates for the Batch to Aegerion, Sandoz shall invoice the full costs for each such Batch crediting [***] of the Prepayment (corresponding to the nine Batches to be Manufactured) to each such invoice or, for future campaigns, the pro rata amount of the prepayment based on the number of batches produced. The amounts to be prepaid, as described in the paragraph, is referred to individually and collectively as “Prepayment”.

2.6.	The parties hereby agree that Metreleptin Batches may be shipped prior to Batch Release when authorized by Aegerion and Sandoz Quality Assurance according to Amendment 6.

2.7.	If the campaign [***] (refer to purchase order [***], dated [***]) needs to be split into [***] due to production commitments for an alternate product, which cannot be rescheduled, cost for an additional change-over will be applicable for campaign [***] as outlined in Schedule 3.

2.8.	The recitals constitute an integral and substantial part of this Amendment

3.	Reference to and Effect on the Agreement.

3.1           On and after the Amendment 7 Effective Date, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to

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the Agreement, a reference to the Agreement in any of such instrument or document to be deemed to be a reference to the Agreement as amended hereby.

3.2           Except as expressly amended by this Amendment 7, the provisions of the Agreement shall remain in full force and effect.

4.	Counterparts.

This Amendment 7 may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Amendment 7 may be executed by facsimile signature pages.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment 7 to be executed and delivered on the date first written above.

Sandoz GmbH		Sandoz GmbH

Date:	19/02/2018	Date:	Feb 07, 2018

By:	[***]	By:	[***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Aegerion Pharmaceuticals, Inc.

Date:	28 Feb 2018

By:	/s/ Joseph Shulman
Name:	Joseph Shulman
Title:	Senior Vice President, Global Technical Operations

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